UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor

Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) The term of Mr. Richard Aldrich, a member of the CombinatoRx Board, expired effective May 31, 2007 at the CombinatoRx 2006 Annual Meeting of Stockholders.

(d) On May 31, 2007, based upon the recommendation of the CombinatoRx Nominating and Corporate Governance Committee, the Board appointed Mr. W. James O'Shea, 57, to the Board as a Class III member with a term expiring at the 2008 Annual Meeting of Stockholders.  Mr. O'Shea was assigned to serve on the Compensation Committee of the Board. In connection with his appointment to the Board, on May 31, 2007, Mr. O'Shea was granted an option to purchase 25,000 shares of CombinatoRx common stock, at an exercise price of $6.75 per share. Such options will vest with respect to 25% of the shares on May 31, 2008, and the remainder of which will vest in increments of 6.25% at the end of each three month period thereafter.

On May 31, 2007, the shareholders of CombinatoRx elected Ms. Sally Crawford, 53, to the Board as a Class II member with a term expiring at the 2010 Annual Meeting of Stockholders.  The Board assigned Ms. Crawford to serve on the Compensation Committee of the Board. In connection with her election to the Board, on May 31, 2007, Ms. Crawford was granted an option to purchase 25,000 shares of CombinatoRx common stock, at an exercise price of $6.75 per share. Such options will vest with respect to 25% of the shares on May 31, 2008, and the remainder of which will vest in increments of 6.25% at the end of each three month period thereafter. In connection with Ms. Crawford's appointment to the Compensation Committee, Dr. Patrick Fortune resigned from the Compensation Committee on May 31, 2007. On May 31, 2007 the Board appointed Dr. Fortune as the Chairman of the Nominating and Corporate Governance Committee, replacing Mr. Aldrich.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 31, 2007, the CombinatoRx Board amended Article 5 of the CombinatoRx Amended and Restated By-laws (the "By-laws"), effective as of June 1, 2007, to facilitate the issuance of uncertificated shares of its common stock, par value, $0.001 per share. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. Eligibility to participate in the Direct Registration System will be a continued listing requirement of the Nasdaq Global Market on January 1, 2008. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The full text of the By-laws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K, and amended Article 5 thereof is incorporated herein by reference.

Item 8.01. Other Events.

On May 31, 2007, in accordance with the CombinatoRx Board of Directors (the "Board") compensation policy, the Compensation Committee of the Board granted non-qualified stock options under the CombinatoRx 2004 Incentive Plan to Ms. Barbara Deptula, Mr. Patrick Fortune, Mr. Frank Haydu, Mr. Michael Kauffman and Mr. Richard Pops to purchase 12,500 shares of CombinatoRx common stock at an exercise price of $6.75 per share. Such options will fully vest on May 29, 2008.

On June 4, 2007, CombinatoRx issued a press release announcing the election and appointment of Ms. Crawford and Mr. O'Shea to the Board, as discussed in Item 5.02 of this Current Report on Form 8-K.  The full text of the CombinatoRx press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

  Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of CombinatoRx, Incorporated dated June 1, 2007.
99.1	Press release of CombinatoRx, Incorporated dated June 4, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By /s/ Alexis Borisy

Name: Alexis Borisy

Title: Chief Executive Officer and President

Dated: June 4, 2007

Index to Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of CombinatoRx, Incorporated dated June 1, 2007.
99.1	Press release of CombinatoRx, Incorporated dated June 4, 2007.